AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 2001.
                                                 Registration No. 333-79297
-----------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933


                             AZTAR CORPORATION
           (Exact name of registrant as specified in its charter)


        DELAWARE                                   86-0636534
 (State of incorporation)               (IRS Employer Identification No.)


                    2390 EAST CAMELBACK ROAD, SUITE 400
                           PHOENIX, ARIZONA 85016
        (Address of principal executive offices, including Zip Code)


                2000 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                          (Full title of the Plan)


                             ROBERT M. HADDOCK
                    2390 EAST CAMELBACK ROAD, SUITE 400
                           PHOENIX, ARIZONA 85016
                               (602) 381-4100
(Name, address and telephone number, including area code, of agent for service)


                                 COPIES TO:

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               4 TIMES SQUARE
                             NEW YORK, NY 10036
                      Attention: ERIC L. COCHRAN, ESQ.



                                            CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum    Proposed Maximum
Title of Securities             Amount to be        Offering Price         Aggregate           Amount of
to be Registered                Registered(1)        per Share(2)       Offering Price(2)    Registration Fee (3)
-----------------------------------------------------------------------------------------------------------------

Common stock, $0.01 par value    250,000 shares     $ 11.78                $ 2,945,000             $ 736.25
(including the associated
Rights to purchase Series
A Junior Participating Stock)
------------------------------------------------------------------------------------------------------------------

(1) We are registering (a)250,000 shares of our common stock which will be issued pursuant to the 2000 Nonemployee Directors Stock Option Plan and (b)the Rights to purchase shares of our Series A Junior Participating Preferred Stock which are attached to and trade with the shares of our common stock. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable under the 2000 Nonemployee Directors Stock Option Plan pursuant to its antidilution provisions.
(2) Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price and registration fee are based on the high and low selling prices per share of our common stock on July 10, 2001, as reported on the New York Stock Exchange Composite Tape.
(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: .025% of $2,945,000, the Proposed Maximum Aggregate Offering Price of the shares of common stock registered hereby.



                   Page 1 of 7; Exhibit Index on page 7


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part 1 of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), until such time as this registration statement is no longer in effect.

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 28, 2000
         (b) Our Quarterly Report on Form 10-Q for the quarter ended March 29, 2001
         (c)   Our Current Report on Form 8-K filed on July 11, 2001
         (d) The description of our common stock contained in our Registration Statement No. 333-05213 on Form S-3 filed with the SEC on June 5, 1996, as amended on July 2, 1996, as further amended on July 15, 1996, and as further amended on July 24, 1996, as modified by the description set forth in
               Item 5 of the Current Report on Form 8-K filed on December 15, 1999.

         You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

         Aztar Corporation
         Corporate Communications
         2390 East Camelback Road,  Suite 400
         Phoenix, Arizona 85016 - 3452
         Telephone: (602) 381-4100


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made if such person is adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in this Item 6 or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

         Both the Aztar By-Laws and the Aztar Certificate of Incorporation require us to indemnify each of our directors and officers to the fullest extent permitted by law, subject to certain exceptions, in connection with any actual or threatened action or proceeding arising out of his or her service to us or to other organizations at our request.

         As permitted by Section 102(b)(7) of the DGCL, the Aztar
Certificate of Incorporation also contains a provision eliminating the personal liability of a director to Aztar Corporation or our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.


Item 7.  Exemption from Registration Claimed

         Not Applicable.


Item 8.  Exhibits

Exhibit
Number            Exhibit
-------           -------

  4.1 2000 Nonemployee Directors Stock Option Plan (incorporated by reference from Exhibit B to the Company's definitive proxy statement filed on March 28, 2001 for the Annual Meeting of Stockholders held on May 10, 2001)
  5.1             Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
  23.1 Consent of PricewaterhouseCoopers LLP, independent public accountants, with respect to the financial statements of Aztar Corporation
  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the Opinion filed as Exhibit 5.1)
  24.1            Power of Attorney (included on the signature page)


Item 9.  Undertakings

         A.  The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

             provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by Aztar Corporation pursuant to
             Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement;

         (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 2000 Nonemployee Directors Stock Option Plan.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Aztar Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Aztar Corporation pursuant to the indemnification provisions summarized in Item 6 or otherwise, Aztar Corporation has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Aztar Corporation of expenses incurred or paid by a director, officer, or controlling person of Aztar Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Aztar Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on this 12th day of July 2001.

                                   AZTAR CORPORATION

                                   By: PAUL E. RUBELI
                                       ---------------------------------
                                       Paul E. Rubeli
                                       Chairman of the Board, President
                                         and Chief Executive Officer


                      POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Aztar Corporation, hereby severally constitute and appoint Paul E. Rubeli and Robert M. Haddock, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Aztar Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Name/Signature                             Title                               Date


PAUL E. RUBELI                   Chairman of the Board, President          July 12, 2001
------------------------           and Chief Executive Officer
Paul E. Rubeli


ROBERT M. HADDOCK                Director, Executive Vice President        July 12, 2001
-------------------------          and Chief Financial Officer
Robert M. Haddock


MERIDITH P. SIPEK                Controller                                July 12, 2001
-------------------------
Meridith P. Sipek


JOHN B. BOHLE                    Director                                  July 12, 2001
--------------------------
John B. Bohle


GORDON M. BURNS                  Director                                  July 12, 2001
--------------------------
Gordon M. Burns


LINDA C. FAISS                   Director                                  July 12, 2001
--------------------------
Linda C. Faiss


ROBERT S. ROSOW                  Director                                  July 12, 2001
--------------------------
Robert S. Rosow




                               EXHIBIT INDEX

Exhibit
Number
(Referenced to
Item 601(b) of
Regulation S-K)       Exhibit
---------------       -----------

 4.1 2000 Nonemployee Directors Stock Option Plan (incorporated by reference from Exhibit B to the Company's definitive proxy statement filed on March 28, 2001 for the Annual Meeting of Stockholders held on May 10, 2001)

5.1                   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1 Consent of PricewaterhouseCoopers LLP, independent public accountants, with respect to the financial statements and financial statement schedules of Aztar Corporation and financial statements of Tropicana Enterprises

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the Opinion filed as Exhibit 5.1)

24.1                  Power of Attorney (included on the signature page)




                                                                EXHIBIT 5.1





                                                   July 12, 2001


Aztar Corporation
2390 East Camelback Road
Suite 400
Phoenix, Arizona 85106

                           Re:  Aztar Corporation
                                Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as special counsel to Aztar Corporation, a Delaware corporation (the "Company"), in connection with the registration of 250,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), issuable pursuant to the 2000 Nonemployee Directors Stock Option Plan (the "Plan"). The Plan provides for the grant of stock options ("Options") to eligible nonemployee directors of the Company with respect to an aggregate of 250,000 shares of Common Stock.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Second Amended and Restated By-laws of the Company, as presently in effect; (v) the Plan; (vi) certain resolutions of the Board of Directors of the Company; (vii) the proxy statement on Schedule 14A as filed with the Commission on March 28, 2001 and mailed to the stockholders of the Company in connection with the 2001 Annual Meeting of Stockholders relating to, among other things, the adoption of the Plan; and (viii) the Inspector of Election Report, dated May 10, 2001, relating to the adoption of the Plan by the Company's stockholders at the 2001 Annual Meeting of Stockholders. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have assumed that the certificates representing the Common Stock will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us. We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan will be consistent with the Plan and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Common Stock delivered pursuant to the Plan will be in an amount at least equal to the par value of such Common Stock.

                  Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized for issuance by the Company and, when such shares of Common Stock are issued upon exercise of Options granted pursuant to the actions of the Board of Directors and under the terms and conditions of the Plan, such shares of Common Stock will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                               Very truly yours,

                                               SKADDEN, ARPS, SLATE, MEAGHER
                                                 & FLOM


                                                               Exhibit 23.1



                     Consent of Independent Accountants


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2001 relating to the consolidated financial statements of Aztar Corporation and Subsidiaries which appears in Aztar Corporation's Annual Report on Form 10-K for the year ended December 28, 2000. We also consent to the incorporation by reference of our report dated January 30, 2001 relating to the consolidated financial statement schedules of Aztar Corporation and Subsidiaries, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 30, 2001 relating to the financial statements of Tropicana Enterprises, which appears in such Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
July 12, 2001